AMENDMENT No. 5 TO THE
FIRST HORIZON CORPORATION PENSION RESTORATION PLAN

WHEREAS, First Horizon Corporation (the "Corporation") previously adopted the First Horizon Corporation Pension Restoration Plan (the "Plan") reserving the right to amend the Plan; and
WHEREAS, Article 4 of the Plan provides for payment of benefits under the Plan, including a required payment on a Change in Control; and
WHEREAS, the Corporation has determined that it is in the best interest of the Corporation and the Participants in the Plan to remove the requirement for payment upon a Change in Control but to allow any Participant who is not vested to vest upon a Change in Control; and
WHEREAS, except to the extent permitted under regulations or other regulatory guidance issued under Code Section 409A, this Amendment shall be effective on the day that is twelve months after the date this Amendment is executed.
NOW, THEREFORE, the Plan is amended January 25, 2024, effective January 25, 2025, as follows:
1. Sections 4.3(a), 4.3(b) and 4.3(c) are hereby deleted in their entireties.
2. Section 4.3(a) is replaced with the following language:
"(a) Notwithstanding anything herein to the contrary, the benefits payable under the Plan (both benefits that have accrued at the time of a Change in Control and those that accrue thereafter) may not be reduced or terminated after a Change in Control for any individual who was a participant in the Plan at the time of the Change in Control. Further, any Participant who is not fully vested in his or her accrued benefit at the time of a Change in Control shall become fully vested upon the Change in Control."
3. Section 4.3(b) is replaced with the following language:
"(b) All benefits accrued and vested at the time of a Change in Control shall continue to be accrued and vested after such Change in Control for any individual who was a participant in the Plan at the time of the Change in Control."

DATED, THE 25th DAY OF January, 2024;
                        EMPLOYER:
ATTEST                     FIRST HORIZON CORPORATION
By: /s/ Karen K. Sones             By: /s/ Kim Anderson
Title: SVP, HR Strategic Projects        Title: VP, Benefit Consulting & Compliance